CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION THAT WAS OMITTED IN THE EDGAR VERSION HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Exhibit 10.1

PRIVATE LABEL DISTRIBUTION AGREEMENT

This PRIVATE LABEL DISTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of November 12, 2014 (“Effective Date”) by and between Inogen, Inc., a Delaware corporation (the “Company”), and Applied Home Healthcare Equipment, a LLC organized and existing under the laws of Ohio ( the “Distributor”).

R E C I T A L S

A.The Company develops, manufactures, markets, distributes and sells a proprietary, portable oxygen concentrator system.

B.The Company wishes to appoint Distributor as its distributor of private label product of the Company in the Territory.

C.The Distributor wishes to designate the Company as its supplier, [***], of portable oxygen concentrator systems.

D. NOW, THEREFORE, on the terms and subject to the conditions set forth in this Agreement, the Company and the Distributor are willing to accept such appointments.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions set forth herein, the parties hereby agree as follows:

1.DEFINITIONS.  When used herein, the following capitalized terms shall have the following meanings:

“Affiliate” means, in respect of any specified Person, any other Person which, but only for so long as such other Person, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, through the ownership of voting securities or other equity interests, and the terms “controlled” and “common control” have correlative meanings.

“Affiliated Parties” means, in respect of any specified Person, all Affiliates, directors, officers, employees, agents and representatives of such Person.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Change of Control” shall mean (i) the sale or other transfer by the Company (excluding transfers to subsidiaries) of all or substantially all of its assets; (ii) the consummation of the merger or consolidation of the Company or a subsidiary of the Company with or into another entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity in substantially the same relative proportions); or (iii) the closing of the acquisition, in one transaction or a series of related transactions, by a person or group of affiliated persons (other than an underwriter of the Company’s securities) of 50% or more of the outstanding voting stock of the Company; provided, however, that a transaction shall not constitute a Change of Control pursuant to this clause (iii) if it is a transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is canceled or converted or a combination thereof.

“Company Marks” means any and all trademarks, trade names, service marks, service names, logos and similar proprietary rights owned, controlled or licensed, or adopted from time to time, by the Company and used in connection with the marketing, distribution and sale of the Products.

“Governmental Approval” shall mean the approval, authorization and permit by government and quasi-government authorities in the Territory for the commercial sale of the Products therein.

“Modifications” shall mean any and all developments, improvements, inventions or discoveries related to the Products for use in the Territory.

“Patent Rights” means any and all patents and patent applications existing now or in the future covering or relating to the Products or the technology on which the Products are based, as the same may be amended, supplemented or otherwise modified from time to time, and any renewals, continuations, continuations-in-part, divisions, reissues, examinations or extensions of any of the foregoing, and any corresponding foreign patents and patent applications, and any patents (whether foreign or domestic) issuing from any of the foregoing applications.

“Person” means any natural person or any corporation, partnership, limited liability company, business association, joint venture or other entity.

“Point of Shipment” means the Company’s manufacturing facilities located in Goleta, California and Richardson, TX, USA.

“Products” means the devices, products, instruments, components and accessories, whether patented or unpatented, manufactured or distributed by or on behalf of the Company and listed on Exhibit A, [***].  The parties agree that from time to time Products may be discontinued by the Company and may be removed from Exhibit A [***].

“Territory” means the countries and sales channels identified on Exhibit B attached hereto, which may be amended from time to time by mutual agreement of the parties.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.DISTRIBUTION RIGHTS.

2.1Appointment as Distributor; Use of Product.  Subject to the terms and conditions of this Agreement, the Company hereby appoints Distributor as the Company’s distributor to [***].  The Company shall not sell the Products within the Territory using a brand name, logo, or trademark of Distributor.  Distributor acknowledges that the Products are for use only for human oxygen therapy, and Distributor shall not promote the Products for any other use, nor sell the Products to any Person which it knows or has reason to believe, will use the Products for any other use.  Notwithstanding the foregoing, the Company shall [***].

2.2[***].

2.3Territory.  Distributor shall not promote the sale of Products outside the Territory without the Company’s prior written consent.  Distributor shall forward to the Company all inquiries or requests for information relating to the Products from Persons outside the Territory and Distributor shall not sell to any Person outside the Territory or to any Person Distributor knows will sell the Products outside the Territory.

2.4Modification and Discontinuation of Products.  The Company may change any of the Products and/or its specifications, or to discontinue the manufacture of one or more Products, without payment of compensation to Distributor; provided, however, that the Company gives Distributor at least [***] prior written notice if practicable; [***].

2.5Trademark License.  Distributor agrees not to alter or remove any Company Marks displayed on any Product or its packaging and the Company hereby grants to Distributor the non-exclusive, royalty-free right and license to use any and all Company Marks required for applicable regulatory requirements in connection with the distribution, technical assistance and support of the Products.  Except as provided in this Agreement, nothing herein shall grant to Distributor any right, title or interest in the Company Marks.

2.6No Other Rights. Except as expressly provided in this Agreement, no right, title, or interest is granted by the Company to Distributor hereunder.  Subject to the limitations of Section 2.7 hereof, the Company may distribute products other than Products within the Territory, either directly or indirectly through distributors, and no right, title or interest is granted by the Company to Distributor relating to such products.

2.7No Competitive Products.  [***].

3.TERMS OF PURCHASE OF PRODUCTS.

3.1Terms and Conditions.  All purchases of Products hereunder shall be subject to the provisions of this Agreement.  Unless otherwise agreed in writing, nothing contained in any purchase order submitted pursuant to this Agreement shall in any way modify or add any provision to this Agreement.  In the event of a conflict between the terms of any purchase order and the provisions of this Agreement, the provisions of this Agreement shall govern.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2Orders.  Distributor shall purchase Products from the Company by means of a purchase order specifying the quantities of Products ordered and the shipment date by which the Company shall ship the Products to Distributor.  Orders may be placed by telephone, electronic submission or facsimile transmission; provided, however, that a confirming purchase order is thereafter received by the Company.  To facilitate the Company’s procurement scheduling, Distributor shall submit purchase orders to the Company at least [***] days prior to the first day of the requested month of delivery.  The Company shall use commercially reasonable efforts to deliver Products at the time specified in its written acceptance of Distributor’s purchase orders.

3.3Prices.  The prices to Distributor for the Products are set forth on Exhibit A.  The Prices set forth in Exhibit A are based upon [***]. Such prices do not include any sales, excise, use, value added or other government taxes that may be applicable to the purchase of the Products, which will be the responsibility of Distributor.  When the Company has the legal obligation to collect and/or pay such taxes, the appropriate amount shall be added to Distributor’s invoice and paid by Distributor to the Company, unless Distributor provides the Company with a valid tax exemption certificate authorized by the appropriate governmental taxing authority.

3.4Invoicing; Payment. [***]. The Company shall submit an invoice to Distributor with each shipment of Products ordered by Distributor.  Each invoice shall be due and payable [***] from the date of invoice.  All invoices shall be sent to Distributor’s address for notice purposes, without regard to the actual shipping address for the Products.  Each such invoice shall state Distributor’s aggregate and unit purchase price for Products in the relevant shipment, plus any freight, taxes or other costs incident to the purchase or shipment initially paid by the Company and to be borne by Distributor hereunder.  [***] shall pay for ground shipping to the Distributor sent in the United States (using customary and normal shipping methods) for all shipments invoiced at or above $[***].  Distributor shall make all payments to the Company under this Agreement in United States dollars, via wire transfer to the Company’s designated bank account.

3.5Timing of Payments.  If Distributor is delinquent in remitting payments to the Company under the terms specified herein, or if, in the Company’s sole discretion, Distributor’s ability or willingness to pay appears doubtful, then the Company may, at its sole option, (a) decline to accept purchase orders or make shipments against previously accepted purchase orders from Distributor; (b) charge Distributor interest on past due amounts at a rate of one and one-half percent (1.5%) per calendar month, provided such interest does not exceed the maximum rate allowed by law; (c) [***]; and/or (d) to terminate this Agreement.  Distributor shall comply with such modified payment terms designated by the Company.  The foregoing remedies of the Company are not exclusive, but are in addition to any and all remedies available to the Company under this Agreement and applicable law.

3.6Shipment.  The Company shall ship the Products[***].  All Products delivered by the Company shall be suitably packed for surface or air shipment, in Distributor’s sole discretion, in the Company’s standard shipping cartons with Distributor’s required markings, marked for shipment to such location or locations as Distributor may designate.  The Company shall ship all Products in accordance with the instructions specified in Distributor’s purchase orders; in the absence of such instructions, the Company will follow its standard protocol.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.7Rejection of Products.  Distributor shall have a reasonable period of time following receipt of any shipment to notify the Company that any or all such Products fails to meet the Product specifications or is damaged.  Any Product not rejected within such time period shall be deemed accepted.  If Distributor rejects any Products, the Company may inspect the Products at the delivery site or require Distributor to return the Product at the Company’s expense.  All rejected Products shall be replaced or repaired at the sole cost of the Company.

4.WARRANTY TO DISTRIBUTOR’S CUSTOMERS.

4.1Standard Limited Warranty.  [***].

4.2No Other Warranty.  EXCEPT FOR THE EXPRESS STANDARD LIMITED WARRANTY PROVIDED IN THE COMPANY’S WRITTEN OWNERS MANUAL, THE COMPANY MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, AS TO THE PERFORMANCE OF PRODUCTS.  THE COMPANY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

4.3Limitation of Liability.  The Company’s liability under the warranty shall be limited to repair or replacement of the Product substantially equivalent to the original product shipped.  In no event shall the Company be liable for the cost of procurement of substitute goods by the customer or for any loss of profits, special, consequential or incidental or punitive damages for breach of liability.

5.ADDITIONAL OBLIGATIONS OF DISTRIBUTOR.

5.1Governmental Approvals, Registrations, Licenses and Permits.  Distributor shall comply in all material respects with all laws, rules and regulations applicable to the marketing, distribution and sale of Products within the Territory. At all times during the term of this Agreement, Distributor shall secure and maintain at its own expense all necessary Governmental Approvals required in connection with the use and resale of the Products in the Territory.  Distributor shall notify the Company each time it submits an application for Governmental Approval and shall, if requested, supply the Company with copies of or access to Distributor’s filings and shall keep the Company fully informed of the progress of each such application.  The Company and Distributor agree to disclose promptly to the other all reports and any information which they have available or which become available to them relating to performance of, or any deleterious physiological effects caused by or related to, the Products.  The Company shall reasonably cooperate with Distributor in connection with Distributor’s efforts to obtain applicable Governmental Approvals, registrations, licenses and permits.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2Promotion of Products; Advertising.  [***].  Distributor shall use its best efforts to distribute and sell the Products for use only by qualified individuals, as appropriate in the Territory, in compliance with the Government Approvals, local laws and regulations and good commercial practice and for uses and applications limited to human oxygen therapy.  Distributor and its employees and agents shall not promote the Products for any uses not approved for such Products by applicable regulatory authorities.  All promotional materials prepared by Distributor relating to the Products must be consistent with applicable law and promotional materials used by the Company.  Distributor shall apply for and use its commercially reasonable efforts to obtain all other registrations, licenses and permits that are reasonably necessary to market, distribute and sell the Products.  Distributor shall provide to the Company for purposes of approval by the Company any and all promotional, advertising, and educational materials and programs relating to the Products (along with an English translation) at least thirty (30) days prior to the release of such materials or commencement of such programs.

5.3[***].

5.4Field Service and Technical Support.  [***] will provide field service, technical assistance and support for Products sold by Distributor in the Territory, including technical training and product repair training.  The cost of any “warranty” service for any Product performed by Distributor after the expiration of the applicable warranty period for such Product shall be agreed upon between Distributor and its customers.

5.5Import and Export Requirements. Distributor understands that the Company is subject to regulation by agencies of the United States government and shall be prohibited from marketing, selling the products or exporting the Product outside of the United States.  Distributor warrants that it will comply in all respects with the export and re-export restrictions set forth in the export license for every Product shipped to Distributor.

5.6Recordkeeping.  Distributor shall maintain accurate and complete records of all Products purchased and distributed within the Territory, which records shall be subject to review and audit by the Company upon reasonable advance notice.

5.7Reporting Requirements.  Distributor will comply with all Company instructions and directives with respect to any product advisories or product recalls of the Products. Distributor shall immediately inform the Company of any complaints regarding the Products received by Distributor from customers within the Territory, and the Company shall have sole responsibility for reporting of any complaints or incidents to competent governmental authorities within the Territory.  In the event of any adverse customer reaction or incident involving Products, Distributor shall evaluate and consult with the Company as to the applicable reporting requirements.  The Company shall have sole responsibility for reporting of any adverse reaction or incident to any governmental or regulatory authority, and Distributor shall not make any such report without the Company’s prior written approval.

5.8Representations. Distributor shall not make any false or misleading representations to customers or others regarding the Company or the Products.  Distributor and its employees and agents shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with the Company’s documentation accompanying the Products or the Company’s literature describing the Products, including the Company’s standard limited warranty and disclaimers.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.9Finances and Personnel.  Distributor shall maintain a net worth and working capital [***].  Distributor shall promptly notify the Company of any material change in its organization, ownership or personnel.  [***].

5.10Customer and Sales Reporting.  Distributor shall, at Distributor’s own expense and consistent with the sales policies of the Company:  (A) provide adequate contact with and service to existing and potential customers within the Territory on a regular basis, consistent with good business practice; and (B) assist the Company in assessing customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features.

5.11Conflicts of Interest. Distributor covenants that during the term of this Agreement neither it nor any of its officers, employees or agents will engage directly or indirectly in any activity that conflicts with Distributor’s faithful performance of the services, covenants, commitments and obligations undertaken and to be performed by Distributor pursuant to this Agreement.

5.12U.S. Laws and Regulations.  Distributor acknowledges that the Company has informed it that United States law and related regulations may under certain circumstances forbid the re-export of products (or associated technical data) sold or transferred to customers.  Distributor agrees that it will make every reasonable effort to comply with such regulations, including providing customer information required by the Company to comply with United States law and regulations.  Distributor acknowledges that the Company has informed it that United States law forbids the making of gifts or payments to government employees or political parties to induce such employees or parties to misuse positions of influence in order to obtain or retain business.  Distributor agrees that it will not engage in any such conduct, nor permit others under its control to make such gifts or payments.

5.13Insurance.  Distributor shall maintain adequate insurance, in such amounts and with such insurance companies as is customary in accordance with sound business practices, but in no event less than $[***] per occurrence and $[***] in the aggregate.  Distributor shall upon the request of the Company furnish certificates of such insurance, such requests not to be made more frequently than once per calendar year.

(a)Change in Control.  Distributor shall provide notice to the Company of any Change in Control of Distributor at least [***] prior to the anticipated closing date of such Change in Control.  Change in Control shall not be triggered if the [***]. If ownership of Distributor changes otherwise, [***].

5.14Local Language Requirements.  Distributor will make a determination of any language requirements for Products distributed within the Territory and shall provide the Company with written documentation of any such requirements (other than English) within the Territory prior to Distributor’s sale or distribution of any Products.  Any translation of Company manuals, instructions, marketing brochures and any other written materials concerning the Products shall be approved by the Company prior to any distribution of such materials in the Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.ADDITIONAL OBLIGATIONS OF THE COMPANY.

6.1Compliance with Laws.  The Company shall comply in all material respects with all laws, rules and regulations applicable to the manufacture, labeling, packaging and sale of the Products.

6.2Response to Inquiries.  The Company shall use best efforts to promptly respond to all inquiries from Distributor concerning matters pertaining to this Agreement.

6.3Training.  [***].  In addition, the Company will provide Product updates and service bulletins as they become available.

6.4ISO 9000 and CE Mark.  The Company shall implement such quality control systems and procedures as shall be appropriate to (a) ensure compliance with the requirements of the International Standards Organization 9000 Series standards, as applicable to the Company as the manufacturer and supplier of the Products, and (b) place the CE marks on the Products in accordance with applicable law.

7.REPRESENTATIONS AND WARRANTIES.

7.1The Company.  The Company represents and warrants to Distributor that (a) the Company has all necessary corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder, (b) this Agreement has been duly authorized, executed and delivered by the Company, (c) the Company has the right, without the consent of any other Person, to grant to Distributor the distribution and other rights hereunder, (d) the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, do not violate or conflict with the charter or bylaws of the Company, any material contract, agreement or instrument to which the Company is a party or by which it or its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator by which the Company is bound, or any law, rule or regulation applicable to the Company, and (e) there is no pending or, to its best knowledge, threatened claim, action, suit or proceeding involving a claim that the manufacture, distribution or sale of any Products infringes or violates the intellectual, proprietary or other rights of any other Person.

7.2Distributor.  Distributor represents and warrants to the Company that (a) Distributor has all necessary corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder, (b) this Agreement has been duly authorized, executed and delivered by the Company, and (c) the execution, delivery and performance by Distributor of this Agreement, and the consummation of the transactions contemplated hereby, do not violate or conflict with the Certificate of Incorporation or Bylaws of Distributor, any material contract, agreement or instrument to which Distributor is a party or by which it or its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator by which Distributor is bound, or any law, rule or regulation applicable to Distributor.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.CONFIDENTIALITY AND PROPERTY RIGHTS

8.1Confidentiality.  Each party acknowledges that, in the course of performing its duties and obligations under this Agreement, certain information that is confidential or proprietary to such party (“Confidential Information”) will be furnished by the other party or such other party’s representatives.  Each party agrees that any Confidential Information furnished by the other party or such other party’s representatives will not be used by it or its representatives except in connection with, and for the purposes of, the promotion, marketing, distribution and sale or Products under this Agreement and, except as provided herein, will not be disclosed by it or its representatives without the prior written consent of the other party.  Notwithstanding the foregoing, the parties agree that all Confidential Information shall be clearly marked “CONFIDENTIAL” or, if in furnished in oral form, shall be stated to be confidential by the party disclosing such information at the time of such disclosure and reduced to a writing by the party disclosing such information which is furnished to the other party or such other party’s representatives within forty-five (45) days after such disclosure.

8.2Exceptions.  The confidentiality obligations of each party under Section 8.1 do not extend to any Confidential Information furnished by the other party or such other party’s representatives that (a) is or becomes generally available to the public other than as a result of a disclosure by such party or its representatives, (b) was available to such party or its representatives on a non-confidential basis prior to its disclosure thereto by the other party or such other party’s representatives, (c) was independently developed without the use of the other party’s Confidential Information by representatives of such party who did not have access to the other party’s Confidential Information, as established by contemporaneous written records, or (d) becomes available to such party or its representatives on an non-confidential basis from a source other than the other party or such other party’s representatives; provided, however, that such source is not bound by a confidentiality agreement with the other party or such other party’s representatives.

8.3Compelled Disclosure.  In the event that either party or its representatives are requested or become legally compelled (by oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any Confidential Information furnished by the other party or such other party’s representatives or the fact that such Confidential Information has been made available to it, such party agrees that it or its representatives, as the case may be, will provide the other party with prompt written notice of such request(s) so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  In the event that such protective order or other remedy is not obtained, or that the other party waives compliance with the provisions of this Agreement, such party agrees that it will furnish only that portion of such Confidential Information that is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded to that portion of such Confidential Information and other information being disclosed.

8.4Survival.  The obligations of the parties under this Section 8 shall survive the expiration or earlier termination of this Agreement for a period of five (5) years.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.5Property Rights.  Distributor agrees that the Company owns all right, title and interest in the Products and any Modification now or hereafter subject to this Agreement and in all of the Company’s patents, utility model rights, design rights, trademarks, trade names, inventions, copyrights, know-how, trade secrets and any other business or technical information relating to the design , manufacture, operations, marketing or service of the Products, including any Modifications.  The use by Distributor, if at all, of any of these property rights is authorized only for the purposes herein set forth and to the extent explicitly permitted under this Agreement.

8.6Sale Conveys No Right to Manufacture or Copy.  The Products are offered for sale and are sold by the Company subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products.  Distributor shall take appropriate steps with Distributor’s customers, as the Company may request, to inform them of and assure compliance with the restrictions contained in this Section 8.6.

9.INDEMNIFICATION; INSURANCE.

9.1Company Indemnity.  The Company agrees to indemnify, defend and hold harmless Distributor and its Affiliated Parties from and against any claims, losses, damages, liabilities, causes of action, suits, costs and expenses, including all reasonable attorneys’ fees and disbursements of counsel and expenses of investigation, incurred by Distributor or such Affiliated Parties arising out of or relating to:

(a)any breach by the Company of its material representations, warranties, covenants and agreements under this Agreement (unless such breach arises out of any of the matters covered by the Company’s indemnity under Sections 9.2(a) through (b)); and

(b)any third party claims, actions, suits or proceedings alleging personal injury or death, or any damage to any property, caused or allegedly caused by any defect in any Product, or the failure to warn any Person of any defect in any Product not caused by Distributor’s (or its agents) negligence, gross negligence or willful misconduct.

9.2Distributor Indemnity.  Distributor agrees to indemnify, defend and hold harmless the Company and its Affiliated Parties from and against any claims, losses, damages, liabilities, causes of action, suits, costs and expenses, including all reasonable attorneys’ fees and disbursements of counsel and expenses of investigation, incurred by Distributor or such Affiliated Parties arising out of or relating to:

(a)any breach by Distributor of its material representations, warranties, covenants and agreements under this Agreement (unless such breach arises out of any of the matters covered by the Company’s indemnity under Sections 9.1(a) through (c)) and

(b)any third party claims, actions, suits or proceedings alleging personal injury or death, or any damage to any property, caused or allegedly caused by any failure to warn any Person of any defect in any Product caused by Distributor’s negligence, gross negligence or willful misconduct; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)any claim, action, suit or proceeding brought, or threatened to be brought, against Distributor, [***] or any of their Affiliates alleging that the marketing, distribution, use or sale of any Products infringes or violates any patent, trademark, distribution or other proprietary rights of any third party.

9.3Claims for Indemnification.  Whenever any indemnification claim arises under this Agreement, the party seeking indemnification (the “Indemnified Party”) shall promptly notify the other party (the “Indemnifying Party”) of the claim and, when known, the facts constituting the basis of such claim; provided, however, that failure to give such notice shall not relieve the Indemnifying Party of its obligation hereunder unless and to the extent that such failure substantially prejudices the Indemnifying Party.

9.4Third Party Claims.  In the event of a third party claim giving rise to indemnification hereunder, the Indemnifying Party may, upon prior written notice to the Indemnified Party, assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and shall thereafter be liable for all expenses incurred in connection with such defense, including attorneys’ fees and expenses; provided, however, that if the Indemnifying Party assumes the defense of any such claim, the Indemnified Party may participate in such defense at its own expense and with counsel of its choice; provided further, however, that if there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party or there exists any other conflict of interest, the Indemnifying Party shall not have the right to assume the defense of such claim but the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to participate in the defense thereof.  If the Indemnifying Party elects to control the defense of such claim, it shall do so diligently and shall have the right to settle any claim for monetary damages, provided such settlement includes a complete and absolute release of the Indemnified Party.  Notwithstanding anything to the contrary, the Indemnifying Party may not settle any claims for fines, penalties or the like without the prior written consent of the Indemnified Party.

9.5Third Party Infringement.  In the case of any infringement or violation by any third party of any distribution or other rights granted to Distributor hereunder, the Company shall have the obligation, at the Company’s expense, to exercise its common law and statutory rights to cause such third party to cease such infringement and to otherwise enforce such rights.  Distributor shall assist the Company as reasonably requested in taking any such actions against any such infringer and may join with the Company to recover lost profits in any action, suit or proceeding commenced, or claim made, by the Company against such infringer.  Any amounts recovered as a result of any such action, suit, proceeding or claim shall be applied, first, to reimburse the Company and Distributor for its out-of-pocket costs and expenses incurred in connection therewith, and, second, to compensate the Company and Distributor for any lost profits resulting from such infringement as may be agreed upon by the parties.

9.6General and Product Liability Insurance.  During the term of this Agreement, the Company shall maintain comprehensive general liability insurance policies, including, without limitation, product liability insurance coverage in the minimum amount of U.S. $[***], and shall furnish to Distributor, at Distributor’s request, certificates of insurance evidencing the foregoing coverage.  The liability insurance maintained by the Company shall name Distributor as an additional insured, and contain an endorsement to provide Distributor with at least [***] days prior written notice of any cancellation, non-renewal or reduction in coverage.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.7LIMITATION ON LIABILITY.  IN NO EVENT SHALL THE COMPANY BE LIABLE TO DISTRIBUTOR OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, THE PERFORMANCE BY DISTRIBUTOR OR [***] OF ITS OBLIGATIONS HEREUNDER OR THE MARKETING, DISTRIBUTION OR SALE OF PRODUCTS, AND WHETHER OR NOT THE COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED FOR HEREIN.

9.8The indemnification provided for under this Section 9 is not the exclusive remedy for breach of any provision of this Agreement.

10.TERM AND TERMINATION.

10.1Initial Term; Renewal Terms.  The initial term (the “Initial Term”) of this Agreement shall be [***] from the date of this Agreement.  The Initial Term shall be automatically extended and renewed for successive [***] periods (each a “Renewal Term”) prior to the expiration of the Initial Term and each Renewal Term unless either party gives the other written notice of its election to terminate this Agreement at least [***] prior to the expiration of the then current term of this Agreement.

10.2Termination of Agreement.  This Agreement may be terminated as follows:

(a)The parties may terminate this Agreement upon their mutual written agreement.

(b)Either party may terminate this Agreement if the other party breaches any of its material representations, warranties, covenants or obligations under this Agreement and such breach continues for a period of thirty (30) days following receipt by the breaching party of written notice from the non-breaching party setting forth the nature of such breach.

(c)The Company may terminate this Agreement, upon written notice, as set forth in Sections 3.5, 5.3, 5.9 and 5.13(a).

(d)The Company may terminate this Agreement by providing written notice to Distributor at any time following a Change in Control of the Company in which event this Agreement shall be terminated effective upon 270 days  following the date that written notice is given unless Distributor provides written notice to the Company that Distributor elects to terminate this Agreement prior to the expiration of such 270 day period, in which case this Agreement shall be terminated effective immediately upon the Company’s receipt of such notice.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)Either party may terminate this Agreement immediately by written notice upon the occurrence of any of the following events:  (i) the other party is or becomes insolvent or unable to pay its debts as they become due within the meaning of the United States Bankruptcy Code (or any successor statute); or (ii) the other party appoints or has appointed a receiver for all or substantially all of its assets, or makes an assignment for the benefit of its creditors; or (iii) the other party files a voluntary petition under the United States Bankruptcy Code (or any successor statute); or (iv) the other party has filed against it an involuntary petition under the United States Bankruptcy Code (or any successor statute), and such petition is not dismissed within ninety (90) days.

(f)The Company may terminate this Agreement immediately in the event that Distributor does not purchase the Minimum for any period during the Term.

10.3Effect of Termination.  The expiration or earlier termination of this Agreement shall not relieve any party of any of its rights or liabilities arising prior to or upon such expiration or earlier termination.  Within [***] following the effective date of the expiration or earlier termination of this Agreement, Distributor shall provide to the Company a complete inventory of Products in Distributor’s possession, in transit between Distributor’s authorized locations or in transit to Distributor from the Company or otherwise in Distributor’s control.  Within [***] following the effective date of the expiration or earlier termination of this Agreement, Company shall provide to the Distributor a complete inventory of Products with Distributor’s own trademarks or trade names in Company’s possession, in transit between Company’s authorized locations, in process of being created by Company’s supplier, or in transit to Distributor from the Company or otherwise in Company’s control.  Distributor shall pay the Company the Base Price (as listed on Exhibit A) for all Product with Distributor’s own trademarks or trade names held by Company, otherwise in Company’s control, or in the process of being developed by Company’s suppliers, and all pre-approved out-of-pocket expenses incurred and material obligations committed by the Company in anticipation of Products, but not yet in process.  Within twenty (20) days following the effective date of expiration or earlier termination, the Company shall be entitled (but not obligated) to repurchase all of Distributor’s then-existing inventory of Products at a price equal to the price actually paid by Distributor (plus all taxes, duties, freight and insurance expenses); if the Company does not elect to repurchase the Products, Distributor may, at its election, continue to sell the then existing inventory of Products within the Territory after the expiration or earlier termination of this Agreement until the six (6) month anniversary of the effective date of expiration or earlier termination.

10.4Limitation on Liability.  IN THE EVENT OF TERMINATION BY EITHER PARTY IN ACCORDANCE WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER, BECAUSE OF SUCH TERMINATION, FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVENTORY, INVESTMENTS, LEASES OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF THE COMPANY OR DISTRIBUTOR.  TERMINATION SHALL NOT, HOWEVER, RELIEVE EITHER PARTY OF OBLIGATIONS INCURRED PRIOR TO THE TERMINATION.

10.5Remaining Obligations.  Termination shall not, under any circumstances, relieve the Distributor or its obligation to pay any sums owed to the Company under the terms of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.6Cancellation of Orders.  Upon expiration or termination of this Agreement, the Company may cancel any or all unfilled orders.

10.7Survival of Certain Terms.  The provisions of Sections 3.1, 3.3 through 3.6, 4, 7, 8, 10.3 through 10.7 and 11 shall survive the termination of this Agreement for any reason.  All other rights and obligations of the parties shall cease upon termination of this Agreement.

10.8Force Majeure.  Neither party shall be liable to the other party for non-performance of or delay in performing its obligations hereunder to the extent that performance is rendered impossible by strike, riot, war, acts of God, earthquake, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason to the extent that the failure to perform is beyond the reasonable control of the non-performing party.

11.GENERAL PROVISIONS.

11.1Independent Contractors.  The relationship of the Company and Distributor established by this Agreement is that of independent contractors, and nothing shall be deemed to create or imply any employer/employee, principal/agent, partner/partner or co-venturer relationship, or that the parties are participants in a common undertaking.  Neither party shall have the right to direct or control the activities of the other party or incur or assume any obligation on behalf of the other party or bind such other party to any obligation for any purpose whatsoever.  Distributor shall comply with all applicable laws, statutes, regulations and treaties relating to the sale and distribution of the Products and the performance of its duties and obligations hereunder.

11.2Dispute Resolution.  Except as otherwise expressly provided in this Agreement, the parties will submit all disputed matters between them to the following procedures:  First, each party will refer each disputed matter to its respective senior executive with authority to resolve the matter on the party’s behalf.  Each such senior executive will work in good faith with the other to attempt to resolve the matter.  If such senior executives do not agree upon a resolution to the matter within ten (10) business days after referral of the matter to them, either party may submit the matter to non-binding mediation before a single impartial mediator to which the parties agree.  The parties will share the expenses of the mediation equally.  If the parties are unable to resolve the disputed matter through the procedures described above, either party may pursue any other means to resolve the matter to which it is otherwise entitled under law.

11.3Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without reference to rules of conflicts or choice of laws.

11.4Entire Agreement.  This Agreement, including the Exhibits, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior oral and written, and all contemporary oral, negotiations, agreements and understandings with respect to the same.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.5Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party at the following address (or at such other address for which such party gives notice hereunder):

If to the Company:	Inogen, Inc.
326 Bollay Drive
Goleta, California 93117 USA
Attention:
Telecopier No:

If to Distributor:	Applied Home Healthcare Equipment

28825 Ranney Parkway Westlake OH 44145 Attention: [***] Telecopier No:

11.6Assignment and Binding Effect.  Except as otherwise provided in this Agreement, neither party may, directly or indirectly, assign its rights or delegate its duties under this Agreement without the prior written consent of the other party.  No permitted assignment of rights or delegation of duties under this Agreement shall relieve the assigning or delegating party of its liabilities hereunder.  This Agreement is binding upon, and inures to the benefit of, the parties and their respective successors and permitted assigns.

11.7Severability.  If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect.  The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most effect intended by the parties.

11.8No Waiver; Amendment.  No waiver of any term or condition of this Agreement shall be valid or binding on any party unless agreed to in writing by the party to be charged.  The failure of either party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.  This Agreement may not be amended or modified except by the written agreement of the parties.

11.9Construction; Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Any article, section, recital, exhibit, schedule and party references are to this Agreement unless otherwise stated.  No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

11.10Further Assurances.  Each party agrees to cooperate fully with the other and execute such instruments, documents and agreements and take such further actions to carry out the intents and purposes of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.11Press Releases and Announcements.  Except as may be contemplated hereunder, neither party may issue any press release or make any public announcement concerning the transactions contemplated by this Agreement without the prior consent of the other party, except for any releases or announcements which may be required by or, in such party’s discretion, reasonably necessary under applicable law, in which case the party proposing to make such release or announcement will allow the other party a reasonable opportunity to review and comment on such release or announcement in advance of such issuance or making.

[Signature Page Follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, each of the undersigned has caused this Distribution Agreement to be duly executed as of the date first written above.

DISTRIBUTOR

Applied Home Healthcare Equipment, LLC, an Ohio corporation

By:	/s/ David J. Marquard
Name:	David J. Marquard
Title:	CEO and Owner

THE COMPANY

INOGEN, INC., a Delaware corporation

By:	/s/ Scott A. Wilkinson
Name:	Scott A. Wilkinson
Its:	EVP – Sales and Marketing

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

PRODUCTS AND PRICE LIST

For purposes of this Agreement, the term “Products” includes the following:

[***]

Notes

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

TERRITORY

With proper regulatory approvals, to be amended from time to time with mutual consent.

Country	Channel(s)
[***]	[***]
[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

COMPETITIVE PRODUCTS

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Inogen/Applied Home Healthcare Agreement

Addendum to PRIVATE LABEL DISTRIBUTION AGREEMENT (“Addendum”)

5.1.1Export Restrictions.  Distributor agrees to comply with all applicable export and re-export control laws and regulations, including the Export Administration Regulations (“EAR”) maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the Treasury Department’s Office of Foreign Assets Control, and the International Traffic in Arms Regulations (“ITAR”) maintained by the Department of State.  Specifically, Distributor covenants that it shall not -- directly or indirectly -- sell, export, re-export, transfer, divert, or otherwise dispose of any products received from Inogen under this Agreement to any destination, entity, or person prohibited by the laws or regulations of the United States, without obtaining prior authorization from the competent government authorities as required by those laws and regulations.  Distributor agrees to indemnify, to the fullest extent permitted by law, Inogen from and against any fines or penalties that may arise as a result of Distributor’s breach of this provision.  This export control clause shall survive termination or cancellation of this Agreement.

10.1Initial Term; Renewal Terms.  The initial term (the “Initial Term”) of this Agreement shall be [***] from the date of this Addendum.  The Initial Term shall be automatically extended and renewed for successive [***] periods (each a “Renewal Term”) prior to the expiration of the Initial Term and each Renewal Term unless either party gives the other written notice of its election to terminate this Agreement at least [***] prior to the expiration of the then current term of this Agreement.

EXHIBIT B

TERRITORY

Updated Authorized Territory for Inogen/Applied Home Healthcare Distribution Agreement

Country	Channel(s)	Restriction(s)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]

pg. 1 of 2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Inogen/Applied Home Healthcare Agreement

IN WITNESS WHEREOF, each of the undersigned has caused this Distribution Agreement to be duly executed as of the date first written above.

DISTRIBUTOR
Applied Home Healthcare Equipment, LLC, an Ohio corporation

By:	/s/ David J. Marquard
Name:	David J. Marquard
Title:	CEO and Owner

THE COMPANY
INOGEN, INC., a Delaware corporation

By:	/s/ Scott A. Wilkinson
Name:	Scott A. Wilkinson
Its:	EVP – Sales and Marketing

12/22/15

pg. 2 of 2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.